Exhibit 99.1

Pitney Bowes Announces Fourth Quarter and Full Year 2020 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--February 2, 2021--Pitney Bowes Inc. (NYSE: PBI), a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing and financial services, today announced its financial results for the fourth quarter and full year 2020.

"The fourth quarter was a remarkable ending to an extraordinary year,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “Revenue growth was the highest modern day, organic growth rate on-record for us.

“We have been on a journey to transform the business,” Lautenbach continued. “Even with the tremendous uncertainty in our economy and how the pandemic will play out, we are now poised to enter this next chapter of our transformation, profitable revenue growth. While I am proud of what the team has accomplished, we all recognize there is more work to do and we are ready.”

Fourth Quarter 2020

  Revenue of $1.0 billion, growth of 24 percent on a reported basis and 23 percent excluding the impact of currency
  GAAP EPS of $0.11; Adjusted EPS of $0.13
  EPS reflects $0.03 in tax benefits primarily related to deferred tax balances in certain international tax jurisdictions.
  GAAP cash from operations of $111 million; free cash flow of $97 million
  The Company reduced debt by $31 million.
  Shipping-related revenues represented 54 percent of total revenue.
  Global Ecommerce revenue exceeded $500 million for the first time, representing growth of 60 percent over prior year.
  Global Ecommerce EBIT dollars and margin improved from prior quarter and over prior year, with positive EBITDA in the quarter.
  Presort Services revenue improved from prior quarter and was flat to prior year.
  SendTech grew revenue, EBIT and EBITDA dollars from prior quarter and over prior year.
  SendTech shipping revenue was $35 million and grew at a double-digit rate.

Full Year 2020

  Revenue of $3.6 billion, growth of 11 percent
  GAAP EPS loss of $1.06; Adjusted EPS of $0.30
  GAAP cash from operations of $298 million; free cash flow of $279 million
  The Company ended the year with $940 million in cash and short term investments.
  The Company reduced debt by $175 million.
  Shipping-related revenues represented 50 percent of total revenue.
  Global Ecommerce revenue of $1.6 billion, representing growth of 41 percent.
  Presort Services processed a total of 16.7 billion pieces.
  SendTech shipped 20,000 units of the SendPro Mailstation since launching in April.

Earnings per share results are summarized in the table below:

	Fourth Quarter		Full Year
	2020	2019	2020	2019
GAAP EPS	$0.11	$1.03	($1.06)	$1.10
Discontinued Operations	($0.01)	($0.98)	($0.06)	($0.87)
GAAP EPS from Continuing Operations	$0.09	$0.05	($1.12)	$0.23
Goodwill Impairment	-	-	$1.13	-
Loss on Extinguishment of Debt	-	$0.03	$0.16	$0.03
Restructuring Charges and Asset Impairments	$0.04	$0.06	$0.09	$0.30
Tax on Settlement of Investment Securities	-	-	$0.07	-
Loss on Dispositions and Transaction Costs	-	$0.01	-	$0.13
Gain on Sale of an Equity Investment	-	-	($0.05)	-
Adjusted EPS	$0.13	$0.14	$0.30	$0.68

* The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

The Commerce Services group includes the Global Ecommerce and Presort Services segments. Global Ecommerce facilitates domestic retail and ecommerce shipping solutions, including fulfillment and returns, and global cross-border ecommerce transactions. Presort Services provides sortation services to qualify large volumes of First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter for postal workshare discounts.

The Sending Technology Solutions segment offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

The sum of the segment results may not equal the totals due to rounding.

Commerce Services

	Fourth Quarter
($ millions)	2020	2019	B/(W) Reported	B/(W) Ex Currency
Revenue
Global Ecommerce	$518	$324	60%	60%
Presort Services	135	135	0%	0%
Commerce Services	$653	$459	42%	42%

EBITDA
Global Ecommerce	$3	$0	>100%
Presort Services	21	30	(30%)
Commerce Services	$24	$30	(20%)

EBIT
Global Ecommerce	($15)	($18)	19%
Presort Services	13	22	(42%)
Commerce Services	($2)	$4	>(100%)

Global Ecommerce

Revenue benefited from growth in volumes in Domestic Parcel, Cross Border and Digital Delivery Services. EBIT and EBITDA benefitted from the increased demand and a peak surcharge, offset by higher costs, particularly around postal, transportation and labor.

Presort Services

Revenue was flat to prior year driven by flat First Class revenue, a decline in Marketing Mail and growth in Marketing Mail Flats and Bound Printed Matter. EBIT and EBITDA margins were relatively in line with prior quarters. Compared to prior year, EBIT and EBITDA declined largely due to higher medical claims and increased labor costs as well as Covid-related direct costs.

SendTech Solutions

	Fourth Quarter
($ millions)	2020	2019	B/(W) Reported	B/(W) Ex Currency
Revenue	$376	$372	1%	0%
EBITDA	$126	$122	4%
EBIT	$118	$112	5%

Revenue growth over prior year driven by equipment sales and business services, partly offset by declines in support services, supplies and financing revenues. EBIT and EBITDA margins improved from prior year driven largely by lower expenses.

2021 Expectations

The Company expects annual revenue to grow over prior year in the low-to-mid single digit range, making 2021 the fifth consecutive year of constant currency growth. The Company expects adjusted EPS to grow over prior year. The Company also expects lower free cash flow primarily due to the changes in certain working capital items that benefitted 2020 and are not expected to continue at the same level in 2021.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. EST. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global technology company providing commerce solutions that power billions of transactions. Clients around the world, including 90 percent of the Fortune 500, rely on the accuracy and precision delivered by Pitney Bowes solutions, analytics, and APIs in the areas of ecommerce fulfillment, shipping and returns; cross-border ecommerce; office mailing and shipping; presort services; and financing. For 100 years, Pitney Bowes has been innovating and delivering technologies that remove the complexity of getting commerce transactions precisely right. For additional information visit Pitney Bowes, the Craftsmen of Commerce, at www.pitneybowes.com.

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in its disclosures the Company uses certain non-GAAP measures, such as adjusted earnings before interest and taxes (EBIT), adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted earnings per share (EPS), revenue growth on a constant currency basis and free cash flow.

The Company reports measures such as adjusted EBIT, adjusted EBITDA and adjusted EPS to exclude the impact of items like discontinued operations, restructuring charges, gains, losses and costs related to acquisitions and dispositions, asset impairment charges, goodwill impairment charges and other unusual or one-time items. While these are actual Company income or expenses, they can mask underlying trends associated with its business. Such items are often inconsistent in amount and frequency and as such, the non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. We believe that excluding the impacts of currency exchange rates provides investors a better understanding of the underlying revenue performance. A reconciliation of reported revenue to constant currency revenue can be found in the attached financial schedules.

The Company reports free cash flow in order to provide investors insight into the amount of cash that management could have available for other discretionary uses. Free cash flow adjusts GAAP cash from operations for cash flows of discontinued operations, capital expenditures, restructuring payments, changes in customer deposits held at the Pitney Bowes Bank, transaction costs and other special items. A reconciliation of GAAP cash from operations to free cash flow can be found in the attached financial schedules.

Segment EBIT is the primary measure of profitability and operational performance at the segment level. Segment EBIT is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. The Company also provides segment EBITDA, which further excludes depreciation and amortization expense for the segment, as an additional useful measure of segment profitability and operational performance. A reconciliation of segment EBIT and EBITDA to net income can be found in the attached financial schedules.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information can be found at the Company's web site www.pb.com/investorrelations.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the severity, magnitude and duration of the Covid-19 pandemic (Covid-19), including governments' responses to Covid-19, the efficacy and availability of a vaccine, its continuing impact on our operations, employees, the availability and cost of labor and transportation, global supply chain and demand across our and our clients' businesses as well as any deterioration or instability in global macroeconomic conditions. Other factors, which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or a negative change in the economy, include, without limitation: declining physical mail volumes; changes in postal regulations or operations, or the financial health of posts in the U.S. or other major markets or significant changes to the broader postal or shipping industry; changes in our contractual relationships with the United States Postal Service (USPS) or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Commerce Services group; changes in labor and transportation availability and costs; third-party suppliers' ability to provide products and services required by us and our clients; competitive factors, including pricing pressures, technological developments and the introduction of new products and services by competitors; the loss of some of our larger clients in our Commerce Services group; expenses and potential impacts resulting from a breach of security, including cyber-attacks or other comparable events; our success at managing customer credit risk; and other factors as more fully outlined in the Company's 2019 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, EBIT and EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three months and twelve months ended December 31, 2020 and 2019, and consolidated balance sheets at December 31, 2020 and December 31, 2019 are attached.

Pitney Bowes Inc.
Consolidated Statements of Income (Loss)
(Unaudited; in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Revenue:
Business services	$666,983	$467,192	$2,191,306	$1,710,801
Support services	119,972	123,609	473,292	506,187
Financing	80,276	88,051	341,034	368,090
Equipment sales	101,200	87,148	314,882	352,104
Supplies	41,165	45,026	159,282	187,287
Rentals	18,821	20,317	74,279	80,656
Total revenue	1,028,417	831,343	3,554,075	3,205,125

Costs and expenses:
Cost of business services	592,137	386,086	1,904,078	1,389,569
Cost of support services	35,856	38,847	149,988	162,300
Financing interest expense	12,108	11,215	48,162	44,648
Cost of equipment sales	71,671	62,116	236,716	244,210
Cost of supplies	10,928	12,349	41,679	49,882
Cost of rentals	7,145	8,307	25,600	31,530
Selling, general and administrative	242,441	246,761	963,323	1,003,989
Research and development	9,546	12,837	38,384	51,258
Restructuring charges and asset impairments	8,207	12,990	20,712	69,606
Goodwill impairment	-	-	198,169	-
Interest expense, net	26,249	26,585	105,753	110,910
Other components of net pension and postretirement (income) expense	(1,834)	(1,087)	(1,708)	(4,225)
Other (income) expense	(1,636)	5,956	8,151	24,306
Total costs and expenses	1,012,818	822,962	3,739,007	3,177,983

Income (loss) from continuing operations before taxes	15,599	8,381	(184,932)	27,142
(Benefit) provision for income taxes	(813)	344	6,727	(13,007)
Income (loss) from continuing operations	16,412	8,037	(191,659)	40,149
Income from discontinued operations, net of tax	2,467	168,659	10,115	154,460
Net income (loss)	$18,879	$176,696	$(181,544)	$194,609

Basic earnings (loss) per share (1):
Continuing operations	$0.10	$0.05	$(1.12)	$0.23
Discontinued operations	0.01	0.99	0.06	0.88
Net income (loss)	$0.11	$1.04	$(1.06)	$1.10

Diluted earnings (loss) per share (1):
Continuing operations	$0.09	$0.05	$(1.12)	$0.23
Discontinued operations	0.01	0.98	0.06	0.87
Net income (loss)	$0.11	$1.03	$(1.06)	$1.10

Weighted-average shares used in diluted earnings per share	176,835	171,659	171,519	177,449

(1) The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	December 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$921,450	$924,442
Short-term investments	18,974	115,879
Accounts and other receivables, net	389,240	373,471
Short-term finance receivables, net	568,050	629,643
Inventories	65,845	68,251
Current income taxes	23,219	5,565
Other current assets and prepayments	120,145	101,601
Assets of discontinued operations	-	17,229
Total current assets	2,106,923	2,236,081

Property, plant and equipment, net	391,280	376,177
Rental property and equipment, net	38,435	41,225
Long-term finance receivables, net	605,292	625,487
Goodwill	1,152,285	1,324,179
Intangible assets, net	159,839	190,640
Operating lease assets	201,916	200,752
Noncurrent income taxes	72,653	71,903
Other assets	489,201	400,456
Total assets	$5,217,824	$5,466,900

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$878,303	$793,690
Customer deposits at Pitney Bowes Bank	617,200	591,118
Current operating lease liabilities	39,182	36,060
Current portion of long-term debt	216,032	20,108
Advance billings	114,550	101,920
Current income taxes	2,880	17,083
Liabilities of discontinued operations	-	9,713
Total current liabilities	1,868,147	1,569,692

Long-term debt	2,348,361	2,719,614
Deferred taxes on income	279,451	274,435
Tax uncertainties and other income tax liabilities	38,163	38,834
Noncurrent operating lease liabilities	180,292	177,711
Other noncurrent liabilities	437,015	400,518
Total liabilities	5,151,429	5,180,804

Stockholders' equity:
Common stock	323,338	323,338
Additional paid-in-capital	68,502	98,748
Retained earnings	5,201,195	5,438,930
Accumulated other comprehensive loss	(839,131)	(840,143)
Treasury stock, at cost	(4,687,509)	(4,734,777)
Total stockholders' equity	66,395	286,096
Total liabilities and stockholders' equity	$5,217,824	$5,466,900

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	% Change	2020	2019	% Change

Global Ecommerce	$518,140	$323,942	60%	$1,618,897	$1,151,510	41%
Presort Services	134,660	135,120	-	521,212	529,588	(2%)
Commerce Services	652,800	459,062	42%	2,140,109	1,681,098	27%

Sending Technology Solutions	375,617	372,281	1%	1,413,966	1,524,027	(7%)
Total revenue - GAAP	1,028,417	831,343	24%	3,554,075	3,205,125	11%
Currency impact on revenue	(3,980)	-		(1,467)	-
Revenue, at constant currency	$1,024,437	$831,343	23%	$3,552,608	$3,205,125	11%

Pitney Bowes Inc.
Business Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended December 31,
	2020			2019			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(14,768)	$17,490	$2,722	$(18,177)	$17,687	$(490)	19%	>100%
Presort Services	13,041	8,107	21,148	22,478	7,765	30,243	(42%)	(30%)
Commerce Services	(1,727)	25,597	23,870	4,301	25,452	29,753	>(100%)	(20%)

Sending Technology Solutions	117,656	8,545	126,201	112,227	9,411	121,638	5%	4%

Segment total	$115,929	$34,142	150,071	$116,528	$34,863	151,391	(1%)	(1%)

Reconciliation of Segment EBITDA to Net Income:
Segment depreciation and amortization			(34,142)			(34,863)
Interest, net			(38,357)			(37,800)
Unallocated corporate expenses (2)			(53,766)			(51,246)
Restructuring charges and asset impairments			(8,207)			(12,990)
Loss on debt extinguishment			-			(5,956)
Transaction costs			-			(155)
Benefit (provision) for income taxes			813			(344)
Income from continuing operations			16,412			8,037
Income from discontinued operations, net of tax			2,467			168,659
Net income			$18,879			$176,696

	Twelve months ended December 31,
	2020			2019			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(82,894)	$69,676	$(13,218)	$(70,146)	$68,385	$(1,761)	(18%)	>(100%)
Presort Services	55,799	31,769	87,568	70,693	29,440	100,133	(21%)	(13%)
Commerce Services	(27,095)	101,445	74,350	547	97,825	98,372	>(100%)	(24%)

Sending Technology Solutions	441,085	34,316	475,401	490,322	39,758	530,080	(10%)	(10%)

Segment Total	$413,990	$135,761	549,751	$490,869	$137,583	628,452	(16%)	(13%)

Reconciliation of Segment EBITDA to Net (Loss) Income:
Segment depreciation and amortization			(135,761)			(137,583)
Interest, net			(153,915)			(155,558)
Unallocated corporate expenses (2)			(200,406)			(211,529)
Restructuring charges and asset impairments			(20,712)			(69,606)
Goodwill impairment			(198,169)			-
Gain on sale of equity investment			11,908			-
Loss on debt extinguishment			(36,987)			(6,623)
Loss on dispositions and transaction costs			(641)			(20,411)
(Provision) benefit for income taxes			(6,727)			13,007
(Loss) income from continuing operations			(191,659)			40,149
Income from discontinued operations, net of tax			10,115			154,460
Net (loss) income			$(181,544)			$194,609
(1) Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment.
(2) Includes corporate depreciation and amortization expense of $6,080 and $5,765 for the three months ended December 31, 2020 and 2019, respectively and $24,864 and $21,559 for the twelve months ended December 31, 2020 and 2019, respectively.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019

Reconciliation of reported net income (loss) to adjusted net income, adjusted EBIT and adjusted EBITDA
Net income (loss)	$18,879	$176,696	$(181,544)	$194,609
Income from discontinued operations, net of tax	(2,467)	(168,659)	(10,115)	(154,460)
Restructuring charges and asset impairments	7,148	10,719	15,641	52,427
Goodwill impairment	-	-	196,600	-
Gain on sale of equity investment	-	-	(8,943)	-
Tax on surrender of company owned life insurance policies	-	-	12,229	-
Loss on debt extinguishment	-	4,464	27,777	4,961
Loss on dispositions and transaction costs	-	999	487	22,313
Adjusted net income	23,560	24,219	52,132	119,850
Interest, net	38,357	37,800	153,915	155,558
Provision for income taxes, as adjusted	246	3,264	7,537	3,933
Adjusted EBIT	62,163	65,283	213,584	279,341
Depreciation and amortization	40,222	40,628	160,625	159,142
Adjusted EBITDA	$102,385	$105,911	$374,209	$438,483

Reconciliation of reported diluted earnings (loss) per share to adjusted diluted earnings per share
Diluted earnings (loss) per share	$0.11	$1.03	$(1.06)	$1.10
Diluted earnings per share - discontinued operations	(0.01)	(0.98)	(0.06)	(0.87)
Restructuring charges and asset impairments	0.04	0.06	0.09	0.30
Goodwill impairment	-	-	1.13	-
Gain on sale of equity investment	-	-	(0.05)	-
Tax on settlement of investment securities	-	-	0.07	-
Loss on debt extinguishment	-	0.03	0.16	0.03
Loss on dispositions and transaction costs	-	0.01	-	0.13
Adjusted diluted earnings per share	$0.13	$0.14	$0.30	$0.68

Note: The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash provided by operating activities	$110,777	$84,479	$297,887	$271,961
Net cash (provided by) used in operating activities - discontinued operations	(511)	6,587	37,912	(9,272)
Capital expenditures	(24,201)	(42,032)	(104,988)	(137,253)
Restructuring payments	4,145	8,303	20,014	27,148
Change in customer deposits at PB Bank	6,618	13,216	26,082	16,341
Transaction costs paid	-	10,463	2,117	19,488
Free cash flow	$96,828	$81,016	$279,024	$188,413

Contacts

Editorial -
Bill Hughes
Chief Communications Officer
203/351-6785

Financial -
Adam David
VP, Investor Relations
203/351-7175